                                                                  EXECUTION COPY



                                 $600,000,000


                             BRIDGE LOAN AGREEMENT


                                  dated as of

                               November 30, 2001


                                     among


                            ARAMARK SERVICES, INC.,

                             ARAMARK CORPORATION,
                              as Parent Guarantor


                           THE LENDERS LISTED HEREIN


                                      and


                             JPMORGAN CHASE BANK,

                            as Administrative Agent

                                   ARTICLE 1
                                  Definitions
Section 1.01.  Definitions..................................................   1
Section 1.02.  Accounting Terms and Determinations..........................  14

                                   ARTICLE 2
                                   The Loans

Section 2.01.  Commitments to Lend..........................................  14
Section 2.02.  Notice of Borrowing; Funding of Loans........................  14
Section 2.03.  Maturity of Loans; Mandatory Prepayments.....................  15
Section 2.04.  Notes........................................................  16
Section 2.05.  Interest Rates...............................................  17
Section 2.06.  Optional Prepayments.........................................  18
Section 2.07.  General Provisions as to Payments............................  18
Section 2.08.  Funding Losses...............................................  19
Section 2.09.  Computation of Interest and Fees.............................  19
Section 2.10.  Regulation D Compensation....................................  19
Section 2.11.  Method of Electing Interest Rates............................  20

                                   ARTICLE 3
                            Conditions To Borrowing

Section 3.01.  Conditions To Borrowing......................................  21

                                   ARTICLE 4
                        Representations And Warranties

Section 4.01.  Corporate Existence and Power................................  22
Section 4.02.  Corporate and Governmental Authorization; No Contravention...  23
Section 4.03.  Binding Effect...............................................  23
Section 4.04.  Financial Information........................................  23
Section 4.05.  Litigation...................................................  23
Section 4.06.  Compliance with ERISA........................................  24
Section 4.07.  Environmental Matters........................................  24
Section 4.08.  Taxes........................................................  24
Section 4.09.  Compliance with Laws.........................................  24
Section 4.10.  Not an Investment Company....................................  25
Section 4.11.  Full Disclosure..............................................  25

                                   ARTICLE 5
                                   Covenants

Section 5.01.  Information..................................................  25

Section 5.02.  Payment of Obligations.......................................  27
Section 5.03.  Maintenance of Property; Insurance...........................  27
Section 5.04.  Conduct of Business and Maintenance of Existence.............  28
Section 5.05.  Inspection of Property, Books and Records....................  28
Section 5.06.  Maintenance of Stock of Borrower.............................  28
Section 5.07.  Negative Pledge..............................................  29
Section 5.08.  Consolidations, Mergers and Sales of Assets..................  30
Section 5.09.  Fixed Charge Coverage........................................  30
Section 5.10.  Debt Coverage................................................  30
Section 5.11.  Minimum Consolidated Net Worth...............................  31
Section 5.12.  Transactions with Affiliates.................................  31
Section 5.13.  Use of Proceeds..............................................  31
Section 5.14.  Restricted Payments..........................................  31

                                   ARTICLE 6
                                   Defaults

Section 6.01.  Events  of Default...........................................  32
Section 6.02.  Notice of Default............................................  34

                                   ARTICLE 7
                            The Administrative Agent

Section 7.01.  Appointment and Authorization................................  34
Section 7.02.  Administrative Agent and Affiliates..........................  34
Section 7.03.  Action by Administrative Agent...............................  35
Section 7.04.  Consultation With Experts....................................  35
Section 7.05.  Liability of Administrative Agent............................  35
Section 7.06.  Indemnification..............................................  35
Section 7.07.  Credit Decision..............................................  35
Section 7.08.  Agency Fees..................................................  36
Section 7.09.  Successor Administrative Agent...............................  36

                                   ARTICLE 8
             Changes In Circumstances Affecting Euro-dollar Loans

Section 8.01.  Basis for Determining Interest Rate Inadequate or Unfair.....  36
Section 8.02.  Illegality...................................................  37
Section 8.03.  Increased Cost...............................................  37
Section 8.04.  Taxes........................................................  38
Section 8.05.  Base Rate Loans Substituted for Affected Loans...............  40

                                   ARTICLE 9
                                   Guarantee

Section 9.01.  The Guarantee................................................  40
Section 9.02.  Guarantee Unconditional......................................  41

Section 9.03.  Discharge Only Upon Payment In Full; Reinstatement In
                Certain Circumstances.......................................  41
Section 9.04.  Waiver.......................................................  42
Section 9.05.  Subrogation and Contribution.................................  42
Section 9.06.  Stay of Acceleration.........................................  42

                                  ARTICLE 10
                             Judicial Proceedings

Section 10.01.  Consent To Jurisdiction.....................................  42
Section 10.02.  Enforcement of Judgments....................................  42
Section 10.03.  Service of Process..........................................  43
Section 10.04.  No Limitation on Service or Suit............................  43

                                  ARTICLE 11
                                 Miscellaneous

Section 11.01.  Notices.....................................................  43
Section 11.02.  No Waiver...................................................  43
Section 11.03.  Expenses; Indemnification for Litigation....................  44
Section 11.04.  Amendments and Waivers......................................  44
Section 11.05.  Sharing of Set-offs.........................................  45
Section 11.06.  New York Law................................................  45
Section 11.07.  Successors and Assigns......................................  45
Section 11.08.  Collateral..................................................  47
Section 11.09.  Counterparts; Effectiveness.................................  47
Section 11.10.  WAIVER OF JURY TRIAL........................................  47

Commitment Schedule

Pricing Schedule

Exhibit A - Note

Exhibit B - Opinion of Counsel of the
            Borrower and the Parent Guarantor

Exhibit C - Opinion of Special Counsel for the Administrative Agent

Exhibit D - Subsidiary Guaranty Agreement

Exhibit E - Management Equity Note

                            BRIDGE LOAN AGREEMENT


     AGREEMENT dated as of November 30, 2001 (the "Agreement") among ARAMARK SERVICES, INC., ARAMARK CORPORATION, as the Parent Guarantor, the LENDERS party hereto and JPMORGAN CHASE BANK, as Administrative Agent.

                                   ARTICLE 1
                                  Definitions

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Acquisition" means the acquisition by the Parent Guarantor and its Wholly Owned Subsidiaries of the Target on substantially the terms heretofore disclosed by the Parent Guarantor to the Lenders.

     "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form requested by the Administrative Agent that is submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

     "Affiliate" means any Person (other than the Parent Guarantor or a Subsidiary) which controls, is controlled by or is under common control with the
Parent Guarantor.   As used herein, the term "control" means possession,
directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "Approved Fund" means any Fund that is administered or managed by (i) a Lender, (ii) an affiliate of a Lender or (iii) an entity or an affiliate of any entity that administers or manages a Lender.

     "AWC Merger" means the merger of the Parent Guarantor with and into ARAMARK Worldwide Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent Guarantor, which would substantially simultaneously therewith change its name to ARAMARK Corporation.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Loan which bears interest at the Base Rate pursuant to the Notice of Borrowing or a Notice of Interest Rate Election or the provisions of Article 8.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrower" means ARAMARK Services, Inc., a Delaware corporation, and its successors.

     "Borrowing Date" means the date designated by the Borrower in the Notice of Borrowing as the date on which the initial Loans are to be made. The Borrowing Date shall be no later than December 14, 2001.

     "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with generally accepted accounting principles.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Commitment" means (i) with respect to each Lender listed on the Commitment Schedule, the amount set forth opposite the name of such Lender on the Commitment Schedule and (ii) with respect to any assignee, the amount of the transferor Lender's Commitment assigned to it pursuant to Section 11.07, in each case as such amount may be changed from time to time pursuant to Section 11.07.

     "Commitment Schedule" means the Commitment Schedule attached hereto.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Parent Guarantor.

     "Consolidated Cash Flow Available for Fixed Charges" means for any period EBITDA for such period, plus the excess (if any) of (x) the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of rental expense over (y) the aggregate amounts included in determining such Consolidated Net Income in respect of rental income (excluding any portion of such rental expense or rental income in respect of leases having a term of one year or less or in respect of Capital Leases).

     "Consolidated Fixed Charges" means for any period (the "Applicable Period") the sum of, without duplication, (i) the Consolidated Interest Charges accrued in the Applicable Period, (ii) the excess (if any) of (x) the aggregate amounts deducted in determining Consolidated Net Income for the Applicable Period in respect of rental expense over (y) the aggregate amounts included in determining such Consolidated Net Income in respect of rental income (excluding any portion of such rental expense or rental income in respect of leases having a term of one year or less or in respect of Capital Leases) and (iii) the aggregate amount of dividends accrued in the Applicable Period in respect of Series Preferred Stock.

     "Consolidated Interest Charges" means for any period the aggregate interest expense (net of interest income) of the Parent Guarantor and its Consolidated Subsidiaries for such period including, without limitation, (i) the portion of any obligation under Capital Leases allocable to interest expense in accordance with generally accepted accounting principles, and (ii) the portion of any debt discount or premium arising at issuance of such debt that shall be amortized in such period.

     "Consolidated Net Income" means for any period the consolidated net income of the Parent Guarantor and its Consolidated Subsidiaries for such period.

     "Consolidated Net Worth" means at any date (the "Date of Determination") without duplication (i) the consolidated shareholders' equity (exclusive of the cumulative foreign currency translation adjustment as determined in accordance with generally accepted accounting principles) of the Parent Guarantor and its Consolidated Subsidiaries as of the Date of Determination plus (ii) the principal amount of all Management Equity Notes outstanding on the Date of Determination. For purposes of this definition, consolidated shareholders' equity includes Common Stock subject to potential repurchase pursuant to the Stockholders' Agreement, as reflected in the consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries.

     "Consolidated Subsidiary" means, at any date with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in the consolidated financial statements of such Person as of such date.

     "Consolidated Tangible Assets" means at any date the consolidated assets of the Parent Guarantor and its Consolidated Subsidiaries determined as of such date less their consolidated goodwill, all determined as of such date.

     "Contingent Liability" means any quantifiable obligation or liability which is of a type required to be disclosed as a contingent liability in the consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries in accordance with generally accepted accounting principles; provided that Guarantees constitute Debt and not Contingent Liabilities.

     "Credit Agreement" means the Credit and Guaranty Agreement dated as of January 7, 1998, as heretofore or hereafter amended and/or restated, among ARAMARK Uniform & Career Apparel Group, Inc. and ARAMARK Services, Inc., as borrowers, ARAMARK Corporation, as guarantor, the banks from time to time party thereto and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as agents.

     "Credit Exposure" means, with respect to any Lender at any time, (i) the amount of its Commitment at such time or (ii) if the Commitments have terminated, the aggregate outstanding principal amount of its Loans at such time.

     "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities, (vi) all noncontingent obligations (and, for purposes of Section 5.07, all contingent obligations) of such Person to reimburse any other Person for amounts which have been drawn under a letter of credit or similar instrument, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (such Debt to have a principal amount, for purposes of determinations under this Agreement, not exceeding the net unencumbered carrying value of such asset under generally accepted accounting principles), and (viii) all Debt of others Guaranteed by such Person (such Debt to have a principal amount, for purposes of determinations under this Agreement, not exceeding the portion of such Debt Guaranteed by such Person).

     "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Disposition" means the sale, assignment, transfer or other disposition by any Person of any asset or assets in a transaction or series of related transactions.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "EBITDA" means for any period Consolidated Net Income for such period, excluding therefrom any extraordinary items of gain or loss, plus the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (i) income taxes, (ii) Consolidated Interest Charges and (iii) depreciation, amortization and other similar non-cash charges. If the period for which EBITDA is calculated includes a date on which the Parent Guarantor or any of its Consolidated Subsidiaries made a Major Asset Acquisition or Major Asset Sale, then EBITDA for such period shall be calculated on a pro forma basis as if such acquisition or sale had occurred on the first day thereof.

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 11.09.

     "Eligible Assignee" means (i) a Lender; (ii) an affiliate of a Lender;
(iii) an Approved Fund; and (iv) any other Person (other than a natural Person) approved by the Administrative Agent and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction to which the Borrower has previously given its consent (not to be unreasonably withheld) or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed). If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in paragraph (b)(i) of
Section 11.07), the Borrower shall be deemed to have given its consent five Domestic Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Domestic Business Day.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Parent Guarantor, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent Guarantor or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "Euro-Dollar Loan" means any Loan in respect of which interest is to be computed on the basis of a Euro-Dollar Rate.

     "Euro-Dollar Margin" has the meaning set forth in Section 2.05(b).

     "Euro-Dollar Rate" means a rate of interest determined pursuant to Section
2.05 on the basis of a London Interbank Offered Rate.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

     "Events of Default" has the meaning set forth in Section 6.01.

     "Excess Contingent Liabilities" means at any time all Contingent Liabilities of the Parent Guarantor and its Subsidiaries other than:

     (a) surety or fidelity bonds or letters of credit issued on behalf of the Parent Guarantor or any of its Subsidiaries issued in the normal course of business of the Parent Guarantor or such Subsidiary, as the case may be; and

     (b) other Contingent Liabilities in an aggregate amount not exceeding $100,000,000.

     "Excess Secured Debt" means secured Debt other than Debt secured by Liens permitted pursuant to clauses (a) through (g) of Section 5.07.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank on such day on such transactions as determined by the Administrative Agent.

     "Financing Documents" means this Agreement, the Notes and the Subsidiary Guaranty Agreement.

     "Fiscal Year" means a fiscal year of the Parent Guarantor.

     "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Group" means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "Interest Period" means, with respect to each Euro-Dollar Loan, the period commencing on the Borrowing Date or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the further proviso below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) no Interest Period may end after the maturity date of the Loans.

     "JPMorgan Chase Bank" means JPMorgan Chase Bank and its successors.

     "Lender" means each financial institution listed on the signature pages hereof, and (subject to Section 11.07) its successors and assigns, and "Lenders" means all of the foregoing.

     "Leverage Ratio" means on any date (the "Date of Determination") the ratio of (A) EBITDA for the four most recent fiscal quarters of the Parent Guarantor ended on or prior to the Date of Determination to (B) Total Borrowed Funds as of the last day of the most recent fiscal quarter of the Parent Guarantor ended on or prior to the Date of Determination.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purpose of this Agreement, the Parent Guarantor or any of its Subsidiaries shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset or any Capital Lease.

     "Loan" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term Loan shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.05(b).

     "Major Asset Acquisition" means any acquisition for cash or other consideration by the Parent Guarantor or any of its Subsidiaries, or any series of such acquisitions of (a) any asset, (b) any group of related assets or (c) any shares of capital stock or any other ownership interest in any Person; provided that in the case of any such acquisition, or such series of acquisitions, the aggregate of all consideration (including cash and the fair market value (as certified by a Principal Officer of the Parent Guarantor) of all other con-sideration paid by the Parent Guarantor or any of its Subsidiaries) for or in respect of such acquisition, or such series of acquisitions, exceeds $25,000,000; and provided further that no such acquisition or series of acquisitions from the Parent Guarantor or any Subsidiary of the Parent Guarantor shall constitute a Major Asset Acquisition.

     "Major Asset Sale" means any Disposition by the Parent Guarantor or any of its Subsidiaries of a Single Asset; provided that in the case of any such Disposition the aggregate of all cash and the fair market value (as certified by a Principal Officer of the Parent Guarantor) of all property received by the Parent Guarantor or any of its Subsidiaries from or in respect of such Disposition exceeds $25,000,000; and provided further that (i) no such Disposition by any Wholly Owned Subsidiary of the Parent Guarantor to any other Wholly Owned Subsidiary of the Parent Guarantor shall constitute a Major Asset Sale and (ii) no Sale and Leaseback Transaction shall constitute a Major Asset Sale.

     "Management Equity Note" means a subordinated promissory note of the Parent Guarantor carrying an interest rate no higher than the market interest rate payable in respect of debt with comparable terms issued by comparable issuers, substantially in the form of Exhibit E hereto, issued to management or former management (including directors) of the Parent Guarantor in exchange for shares of Common Stock pursuant to the Stockholders' Agreement or in exchange for Series Preferred Stock.

     "Margin Stock" means "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended, supplemented or modified from time to time.

     "Material Financial Obligations" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Parent Guarantor and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

     "Net Cash Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent Guarantor and its Subsidiaries to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Parent Guarantor and its Subsidiaries as a result of such event to repay Debt (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Guarantor and its Subsidiaries, and the amount of any reserves established by the Parent Guarantor and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent Guarantor), and (iv) in the case of a public offering by the Parent Guarantor of any Common Stock, the amount expended by the Parent Guarantor for repurchases of Common Stock on or after the date of pricing of the initial such public offering and on or prior to the 75th day following the consummation of the initial such public offering (or such earlier time as the Borrower shall designate by notice to the Administrative Agent) and not theretofore taken into account in the calculation of Net Cash Proceeds.

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

     "Notice of Interest Rate Election" has the meaning set forth in Section 2.11(a)(ii).

     "Obligors" means the Borrower, the Parent Guarantor and each Subsidiary from time to time party to the Subsidiary Guaranty Agreement.

     "Parent" means, with respect to any Lender, any Person controlling such Lender.

     "Parent Guarantor" means ARAMARK Corporation, a Delaware corporation and its successors.

     "Participant" has the meaning set forth in Section 11.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title I or IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Prepayment Event" means:

     (a) any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Parent Guarantor or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions of temporary cash investments, inventory and used, surplus or worn out equipment in the ordinary course of business, (ii) dispositions to the Parent Guarantor or a Subsidiary of the Parent Guarantor, (iii) any disposition of assets in one or more related transactions of Target for Net Cash Proceeds not exceeding $25,000,000 in the aggregate, and (iv) any disposition of assets in one or more related transactions of the Parent Guarantor or a Subsidiary (other than assets of Target) for Net Cash Proceeds not exceeding $75,000,000 in the aggregate; or

     (b) the issuance by the Parent Guarantor or any Subsidiary of any equity securities, or the receipt by the Parent Guarantor or any Subsidiary of any capital contribution, other than (i) any such issuance of equity securities to, or receipt of any such capital contribution from, the Parent Guarantor or a Subsidiary and (ii) the issuance by the Parent Guarantor of Common Stock pursuant to employee benefit or employee stock option plans in the ordinary course of business ; provided that in the case of a public offering by the Parent Guarantor of its Common Stock, the related Prepayment Event shall be deemed to occur on the date 75 days after the pricing of the initial such public offering (or such earlier date as the Borrower may designate by notice to the Administrative Agent); or

     (c) the issuance by the Parent Guarantor or any Subsidiary of any debt securities; or

     (d) the establishment by the Parent Guarantor or any Subsidiary of any new committed loan facility, or an increase in the amount available under any existing committed loan facility of the Parent Guarantor or any Subsidiary (which shall be deemed for purposes of Section 2.03 to produce gross cash proceeds to the Parent Guarantor or such Subsidiary equal to the incremental amount available as a consequence of such establishment or increase, whether or not borrowed at the time).

     "Pricing Schedule" means the Pricing Schedule attached hereto.

     "Prime Rate" means the rate of interest publicly announced from time to time by JPMorgan Chase Bank at its main offices in New York City as its prime rate.

     "Principal Officer" means the chief executive officer, chief operating officer, chief financial officer, chief accounting officer, any executive vice president, treasurer or general counsel of the Parent Guarantor or a Borrower.

     "Qualification" means, with respect to any report of independent public accountants covering financial statements of a Person, (a) an explanatory paragraph with respect to the continued existence of such Person, as contemplated by Statement on Auditing Standards No. 59, or (b) a qualification to such report (such as an "except for" statement therein) (i) resulting from a limitation on the scope of audit of such financial statements or the underlying data, (ii) resulting from a change in accounting principles to which such independent public accountants take exception or (iii) which could be eliminated by changes in financial statements or notes thereto covered by such report (such as, by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default, provided that neither of the following shall constitute a Qualification: (x) an explanatory paragraph relating to a change in accounting principles to which such independent public accountants take no exception or (y) an explanatory paragraph relating to the outcome or disposition of any uncertainty, including but not limited to threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims, contingencies or uncertainties cannot be determined with sufficient certainty to permit quantification in such financial statements.

     "Quarterly Date" means each March 31, June 30, September 30 and December
31.

     "Reference Banks" means the principal London offices of Citibank, N.A. and JPMorgan Chase Bank. "Reference Bank" means any one of such Reference Banks.

     "Regulation U" has the meaning set forth in Section 5.13.

     "Required Lenders" means at any time Lenders having at least 51% of the aggregate amount of the Credit Exposures.

     "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Parent Guarantor or any Subsidiary of any property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold, assigned, transferred or otherwise disposed of by the Parent Guarantor or any of its Subsidiaries to such Person with the intention of entering into such a lease.

     "Series Preferred Stock" means any series of Series Preferred Stock issued by the Parent Guarantor from time to time.

     "Single Asset" means, in the case of any Disposition by the Parent Guarantor or any of its Subsidiaries, (a) any asset, (b) any group of assets used in connection with the same line of business of the Parent Guarantor or such Subsidiary prior to such sale, assignment, transfer or other disposition or
(c) any shares of capital stock or any other ownership interest in any Person.

     "Stockholders' Agreement" means the Amended and Restated Stockholders' Agreement dated as of December 14, 1994 among the Parent Guarantor and the investors listed therein, as the same may be amended from time to time.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. As used herein, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Parent Guarantor unless otherwise specified.

     "Subsidiary Guaranty Agreement" means the Subsidiary Guaranty Agreement dated as of the date hereof among the Borrower, the Parent Guarantor and certain Subsidiaries, in the form of Exhibit D hereto.

     "Target" means the Management Services Division of The ServiceMaster
Company.

     "Total Borrowed Funds" means at any date the sum of (i) all Debt of the Parent Guarantor and its Consolidated Subsidiaries that would be required to be reflected on or referred to in a consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries at such date (including without limitation all Capital Leases of and, except as set forth below, all Debt Guaranteed by the Parent Guarantor and its Consolidated Subsidiaries but excluding (x) Debt Guaranteed by the Parent Guarantor and its Consolidated Subsidiaries outstanding on January 7, 1998 in an aggregate principal amount not exceeding $10,000,000 and (y) the Management Equity Notes) and (ii) Excess Contingent Liabilities.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Wholly Owned Domestic Material Subsidiary" means, with respect to any Person, a Wholly Owned Subsidiary that (i) is organized under the laws of the United States, any state thereof or any political subdivision thereof or therein and (ii) whose total assets (or in the case of any Subsidiary which itself has Subsidiaries, the consolidated total assets of such Subsidiary and its Consolidated Subsidiaries) are at least 5% of the consolidated total assets of the Parent Guarantor and its Consolidated Subsidiaries, as shown by the financial statements then most recently delivered pursuant to Section 5.01 provided that if the Parent Guarantor determines in good faith that a Subsidiary does not have consolidated assets of at least 5% of the consolidated total assets of the Parent Guarantor and its Consolidated Subsidiaries as at any fiscal year-end, such determination shall be conclusive for purposes of this Agreement and the Subsidiary Guaranty Agreement for a period of 270 days following such fiscal year-end.

     "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries for the fiscal year ended September 29, 2000 referred to in paragraph (a) of Section 4.04 (except for changes to which independent public accountants for the Parent Guarantor take no exception) provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent Guarantor, the Borrower and the Required Lenders..

                                   ARTICLE 2
                                   The Loans

     Section 2.01. Commitments to Lend. On the Borrowing Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a single loan to the Borrower in a principal amount which shall not exceed the amount of such Lender's Commitment. The borrowing under this Section shall be in an aggregate principal amount of $200,000,000 or any larger multiple of $5,000,000 and shall be made from the Lenders ratably in proportion to their respective Commitments. The Commitments are not revolving in nature, and shall terminate at the close of business on the earlier of the Borrowing Date and December 14, 2001.

     Section 2.02. Notice of Borrowing; Funding of Loans. The Borrower shall give the Administrative Agent notice (the "Notice of Borrowing") of its intention to borrow the Loans at least one Domestic Business Day prior to the Borrowing Date, if the Loans are initially to be Base Rate Loans, or at least three Euro-Dollar Business Days prior to the Borrowing Date, if the Loans are initially to be Euro-Dollar Loans, in each case specifying:

          (i) the proposed Borrowing Date, which shall be a Domestic Business Day if the Loans are initially to be Base Rate Loans or a Euro-Dollar Business Day if the Loans are initially to be Euro-Dollar Loans,

          (ii)   the aggregate amount of the Loans to be borrowed,

          (iii) whether the Loans are initially to be Base Rate Loans or Euro-Dollar Loans, and

          (iv) in the case of Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Upon receipt of the Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender's Loan and the Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (c) Not later than 12:00 Noon (New York City time) on the Borrowing Date, each Lender shall make available the amount of its Loan, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 11.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower on such date at the Administrative Agent's aforesaid address.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the Borrowing Date that such Lender will not make available to the Administrative Agent the amount of its Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the Borrowing Date in accordance with subsection (c) of this Section
2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand (or within one Domestic Business Day, in the case of the Borrower) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.05 and in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan for purposes of this Agreement.

     Section 2.03. Maturity of Loans; Mandatory Prepayments. (a) Scheduled Maturity. Each Loan shall mature, and the principal amount thereof shall be due and payable, on the first anniversary of the Borrowing Date.

     (b) Prepayment Events. In addition, the Loans shall be prepaid by an amount equal to the Net Cash Proceeds that the Parent Guarantor or any of its Subsidiaries shall at any time or from time to time after the date hereof receive in connection with a Prepayment Event. Each such prepayment shall be made within five Euro-Dollar Business Days of receipt by the Parent Guarantor or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds, provided that

          (i) if the Net Cash Proceeds in respect of any Prepayment Event are less than $5,000,000, such prepayment shall be effective upon receipt of proceeds such that, together with all other such amounts not previously applied such Net Cash Proceeds is equal to at least $5,000,000; and

          (ii) if any prepayment would otherwise require prepayment of Euro-Dollar Loans or portions thereof prior to the last day of the then current Interest Period, then such prepayment shall, unless the Administrative Agent otherwise notifies the Borrower upon the instructions of the Required Lenders, be deferred to the last day of such Interest Period.

The Borrower shall give the Administrative Agent at least three Euro-Dollar Business Days' notice of each prepayment required to be made pursuant to this subsection (b).

     (c)  Applications of Prepayments.

          (i) Each prepayment shall be applied ratably to the respective Loans of all of the Lenders.

          (ii) Each payment of principal of the Loans shall be made together with interest accrued on the amount repaid to the date of payment.

          (iii) Each prepayment of the Loans shall be applied to such Group or Groups of Loans as the Borrower may designate (or, failing such designation, as determined by the Administrative Agent).

     Section 2.04. Notes. (a) The Loan(s) of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Loans.

     (b) Each Lender may, by notice to a Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include either or both of such Notes, as the context may require.

     (c) Upon receipt of each Lender's Note pursuant to Section 3.01, the Administrative Agent shall deliver, by hand or overnight courier, such Note to such Lender. Each Lender shall record the date, amount and type of each Loan to be evidenced by its Note and the date and amount of each payment of principal made by the Borrower with respect thereto and may, if a Lender so elects in connection with any transfer or enforcement of its Note, and is hereby irrevocably authorized by the Borrower to, endorse on the schedules forming a part thereof appropriate notations to evidence such information and attach to and make a part of any Note a continuation of any such schedule as and when required. Notwithstanding the foregoing provisions of this paragraph (c), neither the obligations of any Obligor nor the rights of any Lender shall be affected by the failure of any Lender to appropriately record such information on any Note.

     Section 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date of such conversion. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to the Interest Period for such Loan immediately before such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause
(a) or (b) of

Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     Section 2.06. Optional Prepayments. (a) Subject in the case of Euro-Dollar Loans to Section 2.08, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group.

     (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     Section 2.07. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 11.01. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 2.08. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.02, 2.06 or 2.11, the Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.09. Computation of Interest and Fees.. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.10. Regulation D Compensation. Each Lender may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest
(x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice, and (y) shall notify the Borrower at least three Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

     Section 2.11. Method of Electing Interest Rates. (a) The Loans shall bear interest initially at the type of rate specified by the Borrower in the Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group (subject in each case to the provisions of Article 8 and the last sentence of this subsection(a)), as follows:

               (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

               (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, effective on the last day of the then current Interest Period applicable to such Loans.

     Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $20,000,000 or any larger multiple of $5,000,000. If no such notice is timely received prior to the end of an Interest Period, the Borrower shall be deemed to have elected that all Loans having such Interest Period be converted to Base Rate Loans at the end of such Interest Period.

     (b)  Each Notice of Interest Rate Election shall specify:

               (i) the Group (or portion thereof) to which such notice applies;

               (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

               (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

               (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

     Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each

Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.


                                   ARTICLE 3
                            Conditions To Borrowing

     Section 3.01. Conditions To Borrowing. The obligation of each Lender to make a Loan on the Borrowing Date is subject to the satisfaction of such of the following conditions as shall not have been expressly waived in writing by the Required Lenders;

     (a) receipt by the Administrative Agent of the Notice of Borrowing as required by Section 2.02;

     (b) the fact that, prior to or substantially simultaneously with the making of the Loans, the Acquisition shall have been consummated;

     (c) the fact that, immediately before and after the making of the Loans, no Default shall have occurred and be continuing;

     (d) the fact that each of the representations and warranties made by the Obligors in or pursuant to the Financing Documents shall be true and correct in all material respects on and as of the Borrowing Date;

     (e) the fact that the making of the Loans will not violate any provision of law or regulation applicable to any Lender (including, without limiting the generality of the foregoing, Regulations U and X of the Board of Governors of the Federal Reserve System) as then in effect;

     (f) receipt by the Administrative Agent for the account of each Lender of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04;

     (g) receipt by the Administrative Agent of counterparts of all other Financing Documents signed by each of the parties thereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart thereof by such party);

     (h) receipt by the Administrative Agent (i) for its own account of the fees set forth in Section 7.08 and (ii) for the account of the Lenders, of participation fees in the amounts heretofore mutually agreed upon;

     (i) receipt by the Administrative Agent of a certificate of a Principal Officer of the Parent Guarantor and of the Borrower that, upon the Borrowing Date, no Default shall have occurred and be continuing and that each of the representations and warranties made by the Obligors in or pursuant to the Financing Documents are true and correct in all material respects;

     (j) receipt by the Administrative Agent of an opinion of the General Counsel or Associate General Counsel of the Borrower and the Parent Guarantor, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

     (k) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request; and

     (l) receipt by the Administrative Agent of all documents they may reasonably request relating to the existence of the Borrower and the Parent Guarantor, the corporate authority for and the validity and enforceability of the Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.


                                   ARTICLE 4
                        Representations And Warranties

     The Parent Guarantor and the Borrower represent and warrant to the Administrative Agent and each Lender that, as of the date hereof and as of the Borrowing Date:

     Section 4.01. Corporate Existence and Power. Each of the Parent Guarantor, the Borrower and each of their respective Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted (except, in the case of such Subsidiaries, to the extent that failure to comply with the foregoing statements could not, in the aggregate, affect the business, financial position, results of operations or prospects of the Parent Guarantor and its Consolidated Subsidiaries in a manner material and adverse to the creditworthiness of the Borrower and the other Obligors, considered as a whole), and each of the Parent Guarantor, the Borrower and each of their respective Subsidiaries is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure so to qualify or be licensed, as the case may be, in the aggregate, could affect the business, financial position, results of operations or prospects of the Parent Guarantor and its Consolidated Subsidiaries in a manner material and adverse to the creditworthiness of the Borrower and the other Obligors, considered as a whole.

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by each Obligor of each of the Financing Documents to which it is a party and the performance by such Obligor of its obligations thereunder are within the corporate power of such Obligor, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the charter or by-laws of such Obligor or of any agreement or instrument relating to Debt of the Parent Guarantor or any Subsidiary or any other agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor material to the business of the Parent Guarantor and its Consolidated Subsidiaries, considered as a whole, or result in the creation or imposition of any Lien on any asset of the Parent Guarantor or any Subsidiary.

     Section 4.03.  Binding Effect.   This Agreement constitutes a valid and
binding agreement of each of the Parent Guarantor and the Borrower and the other Financing Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Obligor that is a party thereto, in each case enforceable in accordance with its terms.

     Section 4.04. Financial Information. (a) The consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as of September 29, 2000 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Arthur Andersen LLP, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles in the United States, the consolidated financial position of the Parent Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited condensed consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as of June 29, 2001 and the related unaudited condensed consolidated statements of income and cash flows for the nine months then ended included in the Company's Form 10-Q filed with the Securities and Exchange Commission (a copy of which has been delivered to each of the Lenders), fairly present, in accordance with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, except for the change in accounting for non-refundable registration fees described in note 7 thereto, the consolidated financial position of the Parent Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

     (c) Since September 29, 2000, there has been no change in the business, financial position or results of operations of the Parent Guarantor and its Consolidated Subsidiaries which materially and adversely affects the credit-worthiness of the Borrower and the other Obligors, considered as a whole.

     Section 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of a Principal Officer threatened against, the Parent Guarantor, the

Borrower or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would affect the business, financial position or results of operations of the Parent Guarantor and its Consolidated Subsidiaries in a manner material and adverse to the credit-worthiness of the Borrower and the other Obligors, considered as a whole, or which in any manner questions the validity or enforceability of any Financing Document.

     Section 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.07. Environmental Matters. The Parent Guarantor has reasonably concluded that the liabilities and costs associated with the effect of Environmental Laws on the business, operations and properties of the Parent Guarantor and its Subsidiaries, including the costs of compliance with Environmental Laws, are unlikely to affect the business, financial condition, results of operations or prospects of the Parent Guarantor and its Consolidated Subsidiaries in a manner material and adverse to the creditworthiness of the Borrower and the other Obligors, considered as a whole.

     Section 4.08. Taxes. United States Federal income tax returns of ARAMARK Services and its Subsidiaries have been examined and closed through the fiscal year ended on September 29, 1995. The Parent Guarantor, the Borrower and each of their respective Subsidiaries have filed all United States Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes being diligently contested in good faith and by appropriate proceedings. Adequate reserves have been provided on the books of the Parent Guarantor and its Subsidiaries in respect of all taxes or other governmental charges in accordance with generally accepted accounting principles, and no tax liabilities in excess of the amount so provided are, in the good faith determination of the Parent Guarantor, anticipated that could affect the business, financial position, results of operations or prospects of the Parent Guarantor and its Consolidated Subsidiaries in a manner material and adverse to the creditworthiness of the Borrower and the other Obligors, considered as a whole.

     Section 4.09. Compliance with Laws. The Parent Guarantor, the Borrower and each of their respective Subsidiaries are, in the good faith determination of the Parent Guarantor, in compliance with all applicable laws, rules and regulations (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), other than such laws, rules or regulations (i) the validity or applicability of which the Parent Guarantor, a Borrower or such Subsidiary is contesting in good faith or (ii) the failure to comply with which cannot reasonably be expected to affect the business, financial position, results of operations or prospects of the Parent Guarantor and its Consolidated Subsidiaries in a manner material and adverse to the creditworthiness of the Borrower and the other Obligors, considered as a whole.

     Section 4.10. Not an Investment Company. None of the Obligors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.11. Full Disclosure. All information heretofore furnished by the Parent Guarantor or the Borrower to the Administrative Agent or any Lender for purposes of this Agreement or any transaction contemplated hereby was, in the good faith opinion of the Parent Guarantor at the time such information was furnished, true and accurate in all material respects on the date as of which such information was furnished, and such information as may have been modified or superseded by any subsequently furnished information is true and accurate in all material respects.


                                   ARTICLE 5
                                   Covenants

     The Parent Guarantor and the Borrower agree that, so long as any Lender has any Credit Exposure hereunder:

     Section 5.01. Information. The Parent Guarantor will deliver to each of the Lenders:

     (a) within 90 days after the end of each fiscal year of the Parent Guarantor, consolidated balance sheets of the Borrower and its respective Consolidated Subsidiaries and of the Parent Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of such balance sheet and related consolidated statements of income and cash flows of the Parent Guarantor and its Consolidated Subsidiaries, accompanied by an opinion thereon by Arthur Andersen LLP or other independent public accountants of nationally recognized standing, which opinion (x) shall state that such financial statements present fairly the consolidated financial position of the companies being reported upon as of the date of such financial statements and the consolidated results of their operations and cash flows for the period covered by such financial statements in conformity with generally accepted accounting principles and that the audit of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and (y) shall not contain any Qualification;

     (b) within 60 days, in the case of the Parent Guarantor, and 75 days, in the case of the Borrower, after the end of each of the first three quarters of each fiscal year of the Parent Guarantor, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries and of the Parent Guarantor and its Consolidated Subsidiaries, and the related consolidated statements of income for such quarter and for the portion of the fiscal year ended at the end of such quarter and cash flows for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, if any, all prepared in accordance with Rule 10-01 of Regulation S-X of the General Rules and Regulations under the Securities Act of 1933, or any successor rule that sets forth the manner in which interim financial statements shall be prepared, and certified (subject to normal year-end audit adjustments) as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the Borrower or the Parent Guarantor, as applicable;

     (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) of this Section 5.01, a certificate of the chief financial officer, Treasurer or chief accounting officer of the Parent Guarantor setting forth in reasonable detail such calculations as are required to establish whether the Parent Guarantor was in compliance with the requirements of Sections 5.07 through 5.14, inclusive, on the date of such financial statements, stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action that the Parent Guarantor is taking or proposes to take with respect thereto and stating whether, since the date of the most recent financial statements previously delivered pursuant to paragraph (a) or
(b) of this Section 5.01, there has been a change in the generally accepted accounting principles applied in preparing the financial statements then being delivered from those applied in preparing the most recent financial statements and, in the case of the Parent Guarantor, audited financial statements so delivered which is material to the financial statements then being delivered;

     (d) within five days after any officer of the Parent Guarantor obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, Treasurer or chief accounting officer of the Parent Guarantor setting forth the details thereof and the action that the Parent Guarantor is taking or proposes to take with respect thereto;

     (e) promptly upon the receipt of a request therefor from the Administrative Agent at the request of any Lender, copies of all financial statements, reports and proxy statements that the Parent Guarantor shall have mailed to its shareholders;

     (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports that the Parent Guarantor or any of its Consolidated Subsidiaries shall have filed with the Securities and Exchange Commission;

     (g) excluding any event which has not resulted and will not result in a potential liability of a member of the ERISA Group under Title IV of ERISA in an amount in excess of $10,000,000, if and when any member of the ERISA Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably lead to a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; receives notice of complete or partial withdrawal liability under Title IV of ERISA in an amount greater than $10,000,000 or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Parent Guarantor setting forth details as to such occurrence and action, if any, which the applicable member of the ERISA Group is required or proposes to take; and

     (h) from time to time such additional information regarding the financial position, results of operations, business or prospects of the Parent Guarantor or any of its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

     Section 5.02. Payment of Obligations. The Parent Guarantor will, and will cause each of its Subsidiaries to, pay and discharge, as the same shall become due and payable, (i) all material claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of its property or assets, and (ii) all material taxes, assessments and governmental charges or levies upon it or its property or assets, except where any of the items in clause (i) or (ii) above may be contested in good faith by appropriate proceedings, and the Parent Guarantor or such Subsidiary, as the case may be, shall have set aside on its books, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any such items.

     Section 5.03. Maintenance of Property; Insurance. The Parent Guarantor will keep, and will cause each of its Subsidiaries to keep, all material property useful and necessary in its business in good working order and condition in accordance with generally accepted industry standards applicable to the line of business in which such property is used; will maintain and will cause each of its Subsidiaries to maintain (either in the name of the Parent Guarantor or in such Subsidiary's own name) with insurance companies which the Parent Guarantor reasonably believes, at the time the relevant coverage is placed or renewed, are financially sound and responsible, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Notwithstanding the foregoing, the Parent Guarantor may, in lieu of maintaining the insurance required by the preceding sentence, self-insure, or cause any of its Subsidiaries to self-insure, with respect to the properties and risks referred to in the preceding sentence to the extent that such self-insurance is customary among companies of established repute engaged in the line of business in which such properties are used or to which such risks pertain.

     Section 5.04.  Conduct of Business and Maintenance of Existence. Subject to
Section 5.08, the Parent Guarantor will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Parent Guarantor and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that, subject to Section 5.08, nothing in this Section 5.04 shall prohibit the termination of the corporate existence of any Subsidiary (other than the Borrower) if the Parent Guarantor in good faith determines that such termination is in the best interest of the Parent Guarantor and is not adverse to the interests of the Lenders; provided further that nothing in this Section 5.04 shall prohibit the termination of the corporate existence of the Borrower or the Parent Guarantor, if such termination is the result of the merger of the Borrower with the Parent Guarantor in accordance with Section 5.08 hereof; provided further that nothing in this Section 5.04 shall prohibit the termination of corporate existence of the Parent Guarantor, if such termination is the result of the AWC Merger.

     Section 5.05. Inspection of Property, Books and Records. The Parent Guarantor will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities. The Parent Guarantor, upon reasonable request by any Lender to the Treasurer of the Parent Guarantor, will permit, and will cause each of its Subsidiaries to permit, representatives of any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     Section 5.06. Maintenance of Stock of Borrower. The Parent Guarantor will at all times maintain ownership of 100% of the outstanding shares of each class of capital stock of the Borrower, unless the Borrower and the Parent Guarantor shall have merged in accordance with Section 5.08.

     Section 5.07. Negative Pledge. The Parent Guarantor will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by the Parent Guarantor or any such Subsidiary, except:

     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $10,000,000;

     (b) any Lien existing on any asset prior to the acquisition thereof by the Parent Guarantor or such Subsidiary and not created in contemplation of such acquisition;

     (c) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

     (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing subsections of this Section 5.07, provided that the outstanding principal amount of such Debt is not increased and is not secured by any additional assets;

     (e) any Liens arising in the ordinary course of business of the Parent Guarantor or any of its Subsidiaries which (i) do not secure Debt or Derivatives Obligations and (ii) do not in the aggregate materially detract from the value of the assets of the Parent Guarantor and its Consolidated Subsidiaries, considered as a whole, or impair the use thereof in the operation of the business of the Parent Guarantor and its Consolidated Subsidiaries, considered as a whole; provided that any Lien on any asset of the Parent Guarantor or any of its Subsidiaries arising in connection with a judgment in excess of $25,000,000 (reduced, for purposes of this proviso, by any amount in respect thereof that is acknowledged by a reputable insurer as being payable under any valid and enforceable insurance policy issued by such insurer), whether or not such judgment is being contested or execution thereof has been stayed, shall be deemed not arising in the ordinary course of business of the Parent Guarantor or such Subsidiary;

     (f) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000;

     (g)  any Lien not otherwise permitted by the foregoing provisions of this
Section 5.07 securing Debt (or Derivative Obligations, as measured by the amount of the pledged collateral in excess of that permitted under (f)) in an aggregate principal amount not to exceed an amount equal to 10% of Consolidated Tangible Assets (excluding any such Lien securing any individual obligation in an amount not in excess of $5,000,000); and

     (h) any Lien on any asset or assets of the Parent Guarantor or any of its Subsidiaries securing Excess Secured Debt, the Net Cash Proceeds of which are applied to prepayment of the Loans or to the reduction of the "Commitments" under the Credit Agreement.

     Section 5.08. Consolidations, Mergers and Sales of Assets. (a) Neither the Parent Guarantor nor the Borrower shall consolidate or merge with or into any Person, except that (i) the Parent Guarantor and the Borrower may merge with any Person (other than each other) if the Parent Guarantor or the Borrower is the surviving corporation and if, immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing, (ii) the Parent Guarantor and the Borrower may merge with each other, if (x) immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing and (y) the surviving corporation, whether it be the Parent Guarantor or the Borrower, shall have signed an instrument of assumption in form and substance satisfactory to the Required Lenders immediately prior to such merger and (iii) the Parent Guarantor may consummate the AWC Merger so long as the surviving corporation in the AWC Merger shall have delivered not later than the date of consummation thereof an instrument of assumption of the obligations of the Parent Guarantor under the Financing Documents and an opinion of counsel with respect thereto, all in form and substance satisfactory to the Administrative Agent (it being understood that documentation substantially identical with that required pursuant to Amendment No. 2 to the Credit Agreement will be satisfactory).

     (b) The Parent Guarantor will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer or dispose of to any Person all or any substantial part of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole.

     Section 5.09. Fixed Charge Coverage. As of the last day of each fiscal quarter of the Parent Guarantor, the ratio of Consolidated Cash Flow Available for Fixed Charges to Consolidated Fixed Charges, in each case for the four fiscal quarters ending on such day, shall not be less than 2.0 to 1.0.

     Section 5.10. Debt Coverage. As of the last day of each fiscal quarter of the Parent Guarantor ending during a period set forth in the table below, the Leverage Ratio at such day shall not be less than the ratio set forth in the table below corresponding to the applicable period; provided that the Leverage Ratio as of the last day of any fiscal quarter ending on or after the Equity Issuance Date shall not be less than .300.

         =================================================================
         Period                                          Leverage Ratio
         -----------------------------------------------------------------
         Prior to December 28, 2001                           .300
         -----------------------------------------------------------------
         On or after December 28, 2001 and prior              .270
         to March 29, 2002
         -----------------------------------------------------------------
         On or after March 29, 2002 and prior to              .280
         June 28, 2002
         -----------------------------------------------------------------
         On or after June 28, 2002 and prior to               .290
         September 27, 2002
         -----------------------------------------------------------------
         On or after September 27, 2002                       .300
         =================================================================

          For purposes of this Section 5.10, the "Equity Issuance Date" is the first date, if any, subsequent to November 1, 2001 and prior to September 27, 2002 that is 75 days after the date on which the Parent Guarantor shall have consummated one or more public offerings of its Common Stock; provided that the aggregate net cash proceeds of such public offerings, reduced by the aggregate amount expended by the Parent Guarantor for repurchases of its Common Stock on or after the date of pricing of the initial such public offering and on or prior to the 75th day following the consummation of the initial such public offering, are equal to or greater than $200,000,000.

     Section 5.11. Minimum Consolidated Net Worth. Consolidated Net Worth shall at no time be less than $100,000,000 plus an amount equal to 50% of Consolidated Net Income for each Fiscal Year ending on or after September 28, 2001 but prior to the date of determination for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any fiscal year of the Parent Guarantor).

     Section 5.12. Transactions with Affiliates. The Parent Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any material transaction with an Affiliate unless the terms of such transaction are determined on an arm's-length basis and are substantially as favorable to the Parent Guarantor or such Subsidiary as the terms which could have been obtained from a Person which was not an Affiliate.

     Section 5.13. Use of Proceeds. The proceeds of Loans hereunder will be used exclusively to finance the Acquisition, including related fees and expenses. None of such proceeds will be used in violation of any applicable law or regulation, including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System, as each is in effect from time to time. After giving effect to the making of the Loans and application of the proceeds thereof, Margin Stock that was Margin Stock at the time it was acquired by the Parent Guarantor or any Subsidiary will not exceed 10% of the value of the total assets (as determined in good faith by the board of directors of the Parent Guarantor) of the Parent Guarantor and its Consolidated Subsidiaries, taken as a whole.

     Section 5.14. Restricted Payments. The Parent Guarantor will not repurchase shares of its capital stock pursuant to Section 5 of the Stockholders' Agreement (Put of Shares upon Death, Complete Disability or Normal Retirement) unless the aggregate cash amount paid with respect to such repurchase of shares, together with the aggregate cash amount paid in respect of all prior repurchases of shares pursuant to Section 5 of the Stockholders' Agreement made after January 7, 1998, shall not exceed an amount equal to the greater of (x) $20,000,000 and (y) 5% of Consolidated Net Worth, as reflected in the most recent balance sheet of the Parent Guarantor and its Consolidated Subsidiaries referred to in Section 4.04(a) or delivered prior to such repurchase pursuant to Section 5.01.

                                   ARTICLE 6
                                   Defaults

     Section 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing

     (a)  the Borrower shall fail to pay when due any principal of any Note; or

     (b) the Borrower shall fail to pay any interest on any Note or any other amount payable hereunder for a period of three Domestic Business Days after the same shall become due; or

     (c) any Obligor shall fail to observe or perform any covenant contained in Sections 5.06 to 5.14, inclusive; or

     (d) any Obligor shall fail to observe or perform any of its covenants or agreements contained in the Financing Documents (other than those covered by paragraph (a), (b) or (c) above) for 30 days after notice thereof has been given to the Parent Guarantor by the Administrative Agent at the request of any Lender; or

     (e) any representation, warranty, certification or statement made or deemed made by any Obligor in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

     (f) the Parent Guarantor or any of its Subsidiaries shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period; or

     (g) any event or condition shall occur that results in the acceleration of the maturity of Debt of the Parent Guarantor or any of its Subsidiaries aggregating in excess of $25,000,000, or enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof (it being understood that the prepayment by ARAMARK Services of (x) its Senior Note (the "Senior Note") payable to Metropolitan Life Insurance Company (the "Holder") or (y) any successor note (a "Successor Note") issued by ARAMARK Services to the Holder in connection with the refinancing of the Debt evidenced by the Senior Note (provided that the principal amount of any Successor Note is not more than $150,000,000 and that such Successor Note is substantially in the form of the Senior Note in all material respects other than principal amount, amortization, maturity and interest rate), by reason of the refusal by the Holder to consent to a proposed written waiver or amendment of this Agreement insofar as the provisions hereof are incorporated by reference in the Senior Note or the Successor Note, as the case may be, shall not constitute an event or condition subject to this paragraph (g)); or

     (h) the Parent Guarantor or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally or admit in writing its inability to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (i) an involuntary case or other proceeding shall be commenced against the Parent Guarantor or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Parent Guarantor or any Subsidiary under the Federal bankruptcy laws as now or hereafter in effect; or

          (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA (other than any such liability which is being contested in good faith by appropriate proceedings and is not secured by any Lien); or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000 (a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current annual payment obligation in excess of $25,000,000 or an aggregate payment obligation in excess of $25,000,000; or

          (k) a judgment or order for the payment of money in excess of $15,000,000 (reduced, for purposes of this paragraph (k), by any amount in respect thereof that is acknowledged by a reputable insurer as being payable under any valid and enforceable insurance policy issued by such insurer) shall be rendered against the Parent Guarantor or any of its Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (l) any Wholly Owned Domestic Material Subsidiary shall not have entered into the Subsidiary Guaranty Agreement within 30 days after the later of the date hereof or the date on which such Wholly Owned Domestic Material Subsidiary shall have become a Wholly Owned Domestic Material Subsidiary; provided that the foregoing provision of this paragraph (l) shall not apply to any Wholly Owned Domestic Material

     Subsidiary if such Wholly Owned Domestic Material Subsidiary is a Subsidiary of an Obligor (other than the Parent Guarantor or the Borrower); or

          (m) more than 30 percent (40 percent, in the case of voting securities held by a Plan) in voting power of the voting securities of the Parent Guarantor shall be held (i) by any Person or (ii) by any two or more Persons (other than parties to the Stockholders' Agreement) who "act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of securities" of the Parent Guarantor, as the case may be, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934;

     then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders by notice to the Borrower terminate the Commitments (if still in existence), and the Commitments shall thereupon terminate, and (ii) if requested by the Required Lenders, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable by the Borrower hereunder to be, and such Notes (together with accrued interest thereon) and amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, provided that in the case of any of the Events of Default specified in paragraph (h) or (i) of this Section 6.01 with respect to the Parent Guarantor or the Borrower, without any notice to any Obligor or any other act by the Administrative Agent or any Lender, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable by the Borrower hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

          Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Parent Guarantor and the Borrower under Section 6.01(d) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                                   ARTICLE 7
                           The Administrative Agent

          Section 7.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on such Lender's behalf and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

          Section 7.02. Administrative Agent and Affiliates. JPMorgan Chase Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMorgan Chase Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Parent Guarantor or any Subsidiary or Affiliate of the Parent Guarantor as if it were not the Administrative Agent.

          Section 7.03. Action by Administrative Agent. The obligations of the Administrative Agent under the Financing Documents are only those expressly set forth therein with respect to it. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

          Section 7.04. Consultation With Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Guarantor or a Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          Section 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by the Administrative Agent or affiliate or any such director, officer, agent or employee in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of the gross negligence or willful misconduct of the Administrative Agent, affiliate, director, officer, agent or employee. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor under any Financing Document; (iii) the satisfaction of any condition specified in
     Article 3 except, in the case of the Administrative Agent, receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          Section 7.06. Indemnification. The Lenders shall, ratably in accordance with their respective Credit Exposures, indemnify the Administrative Agent (to the extent not reimbursed by any Obligor) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent's gross negligence or willful misconduct) that the Administrative Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by the Administrative Agent thereunder.

          Section 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Financing Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

          Section 7.08. Agency Fees. The Borrower shall be obligated to pay fees to the Administrative Agent in the amounts and on the dates agreed to prior to the date hereof by the Borrower and the Administrative Agent.

          Section 7.09. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Obligors. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

                                   ARTICLE 8
             Changes In Circumstances Affecting Euro-dollar Loans

          Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London Interbank market for such Interest Period, or

          (b) the Required Lenders advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding their respective Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower (specifying in reasonable detail, in the case of an event referred to in clause (b) above, the information relating thereto received by the Administrative Agent from the Lenders) and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which it shall promptly do when it determines that such circumstances have ceased to exist or, in the case of clause

     (b) of this Section 8.01, when the Administrative Agent is so notified by the Required Lenders, as specified above), the obligations of the Lenders to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended, and each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.

          Section 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund any of its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.02, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

          Section 8.03. Increased Cost. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which such Lender is entitled to compensation during the relevant Interest Period under Section 2.10) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Loans, its Note or its obligation to make Loans; and the result of any of the foregoing is to increase the cost to such Lender (or its

Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to or for the account of such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction with respect to its Euro-Dollar Loans.

     (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy of general applicability, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender (or its Parent) as a consequence of an undrawn Commitment hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction. The Borrower shall not be obligated to compensate any Lender pursuant to this subsection (b) for reduced return accruing prior to the date which is 30 days before such Lender requests compensation; provided that if any law, rule or regulation, or interpretation or administration thereof, or any request or directive giving rise to reduced returns has retroactive effect, such Lender shall be entitled to claim compensation hereunder for the period commencing on such date of retroactive effect through the date of adoption or change or promulgation thereof without regard to the foregoing limitation. If any Lender has demanded compensation under this subsection (b), the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Lenders) to purchase the Note of such Lender.

     (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, that will entitle such Lender to compensation pursuant to this Section 8.03 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 8.03 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 8.04. Taxes. (a) For the purposes of this Section 8.04, the following terms have the following meanings:

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower or the Parent Guarantor pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and
                                  ---------
the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payments, but only up to the rate (if any) at which United States withholding tax would apply to such payments to such Lender at the time such Lender first becomes a party to this Agreement.

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by the Borrower or the Parent Guarantor to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided
                                                                   --------
that, if the Borrower or the Parent Guarantor shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Parent Guarantor shall make such deductions, (iii) the Borrower or the Parent Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower or the Parent Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Parent Guarantor agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Parent Guarantor (but only so long as such Lender remains lawfully able to do so), shall provide the Parent Guarantor and the Administrative Agent with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Lender has failed to provide the Parent Guarantor or the Administrative Agent with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.04 (b) or (c) with respect to Taxes imposed by the United States; provided that if a Lender, which is otherwise exempt from or
                   --------
subject to a reduced rate of withholding tax becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower and the Parent Guarantor shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (f) If the Borrower or the Parent Guarantor is required to pay additional amounts to or for the account of any Lender pursuant to this Section, then such Lender will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

     Section 8.05. Base Rate Loans Substituted for Affected Loans. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03(a) with respect to its Euro-Dollar Loans and the Borrower shall by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders. If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

                                   ARTICLE 9
                                   Guarantee

     Section 9.01. The Guarantee. The Parent Guarantor hereby unconditionally and irrevocably guarantees to the Lenders, and to each of them, the due and punctual payment of all present and future indebtedness evidenced by or arising out of this Agreement and the Notes, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other sums now or hereafter owed by the Borrower under this Agreement and the Notes as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrower punctually to pay the indebtedness guaranteed hereby, the Parent Guarantor hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower.

     Section 9.02. Guarantee Unconditional. The obligations of the Parent Guarantor under this Article 9 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document by operation of law or otherwise;

     (b)  any modification or amendment of or supplement to any Financing
Document;

     (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of any other Obligor under any Financing Document;

     (d) any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document;

     (e) the existence of any claim, set-off or other rights which the Parent Guarantor may have at any time against any other Obligor, the Administrative Agent, any Lender or any other Person, whether or not arising in connection with any Financing Document, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Note or any other amount payable by it under any Financing Document; or

     (g) any other act or omission to act or delay of any kind by any other Obligor, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the obligations of the Parent Guarantor under this Article 9.

     Section 9.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Parent Guarantor's obligations under this Article 9 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any Subsidiary Guarantor or otherwise, the Parent Guarantor's obligations under this Article 9 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     Section 9.04. Waiver. The Parent Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

     Section 9.05. Subrogation and Contribution. The Parent Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment.

     Section 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Parent Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

                                  ARTICLE 10
                             Judicial Proceedings

     Section 10.01. Consent To Jurisdiction. Each Obligor hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the City of New York over any suit, action or proceeding arising out of or relating to any Financing Document. To the fullest extent it may effectively do so under applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 10.02. Enforcement of Judgments. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 10.01 brought in any such court shall be conclusive and binding upon such Obligor and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such Obligor is or may be subject) by a suit upon such judgment.

     Section 10.03. Service of Process. Each Obligor consents to process being served in any suit, action or proceeding of the nature referred to in Section
10.01 by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of such Obligor specified in or designated pursuant to Section 11.01. Each Obligor agrees that such service
(i) shall be deemed in every respect effective service of process upon such Obligor in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Obligor.

     Section 10.04. No Limitation on Service or Suit. Nothing in this Article 10 shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law, or limit any right that the Administrative Agent or any Lender may have to bring proceedings against any Obligor in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction..

                                  ARTICLE 11
                                 Miscellaneous

     Section 11.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party (x) in the case of the Parent Guarantor, the Borrower or the Administrative Agent, at its address or telex or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or telex or facsimile number set forth in its Administrative Questionnaire, or (z) in the case of any party hereto, at such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Parent Guarantor. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section 11.01 and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, five days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified in this Section 11.01, provided that notices to the Administrative Agent under Article 2 or 8 shall not be effective until received.

     Section 11.02. No Waiver. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law..

     Section 11.03. Expenses; Indemnification for Litigation. (a) The Borrower shall be obligated to pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of the law firm acting as special counsel for the Lenders and the Administrative Agent and such local counsel as may be retained by the Administrative Agent on behalf of the Lenders and the Administrative Agent, in connection with the preparation and administration of the Financing Documents, any waiver or amendment of any provision thereof, or any Default or alleged Default hereunder, and (ii) if any Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Parent Guarantor and the Borrower shall be jointly and severally obligated to indemnify each Lender and hold each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Lender in connection with any investigative, administrative or judicial proceeding, whether or not such Lender shall be designated a party thereto) which may be incurred by any Lender (or by the Administrative Agent in connection with its actions as Administrative Agent hereunder), relating to or arising out of the Financing Documents or any actual or proposed use of the proceeds of the Loans hereunder, provided that no Lender shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     Section 11.04. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Parent Guarantor, the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent), provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the amount of any Commitment (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees payable hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan pursuant to Section 2.03(a) or 2.05, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 11.04 or any other provision of this Agreement or any other Financing Document or (v) postpone the date fixed for termination of the Commitments..

     In the event that (i) a Lender shall have granted a participation pursuant to Section 11.07(d); (ii) by virtue of the participation arrangement, such Lender is required to obtain the consent of its Participant to a proposed amendment to this Agreement or its Note; (iii) such Participant's consent is not forthcoming; (iv) such Lender and the other Lenders are otherwise prepared to agree to such proposed amendment; and (v) such Lender shall have so certified to the Administrative Agent, then, in order to effect and in conjunction with such amendment, the Borrower may terminate the Commitment of such Lender (if still in existence) or, on a date otherwise permitted hereunder, prepay the outstanding Loans of such Lender in their entirety, provided that the Borrower shall have procured a substitute Lender (which may be such Lender) contemporaneously to assume the Credit Exposure of such Lender and to fund, for the balance of the respective Interest Periods applicable thereto, the Loans prepaid pursuant to this paragraph.

     Section 11.05. Sharing of Set-offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to its Loans which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to the Loans of such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans of the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans of the Lenders shall be shared by the Lenders pro rata. The Borrower and the Parent Guarantor agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower or the Parent Guarantor, as the case may be, in the amount of such participation.

     Section 11.06. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

     Section 11.07. Successors and Assigns. (a) All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Parent Guarantor nor the Borrower may assign or transfer any of its rights or obligations under this Agreement without the consent of all Lenders.

     (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or the Loans at the time owing to it); provided that
(i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Credit Exposure or in the case of an assignment to a Lender or an affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Credit Exposure subject to each such assignment shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Credit Exposure assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an agreement, substantially in the form of Exhibit G hereto (an "Assignment and Assumption Agreement"), together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 8.03, 8.04 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the State of Delaware or New York a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, or the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Parent Guarantor, the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent Guarantor, the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may, upon notice to, but without requirement of consent of, the Borrower and the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent Guarantor, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of Section 11.04 that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each

Participant shall be entitled to the benefits of Sections 2.08 and 2.10 and
Article 8 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.04 as though it were a Lender, provided such Participant agrees to be subject to Section 9.04 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 8.03 or 8.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant organized under the laws of a jurisdiction outside the United States shall not be entitled to the benefits of Section 8.04 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 8.04(d) as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 11.08. Collateral. Each Lender (the "Representing Lender") represents to the Administrative Agent and each other Lender that the Representing Lender in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in the Financing Documents.

     Section 11.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Administrative Agent shall have received, from each party listed on the signature page hereof, either a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to the Administrative Agent confirming that such party has signed a counterpart hereof.

     Section 11.10. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                       ARAMARK SERVICES, INC.


                                       By:___________________________
                                          Name:
                                          Title:

                                       ARAMARK Tower
                                       1101 Market Street
                                       Philadelphia, Pennsylvania  19107
                                       Facsimile number: (215) 238-3284
                                                         (215) 238-3282

                                        ARAMARK CORPORATION


                                        By:___________________________
                                           Name:
                                           Title:

                                        ARAMARK Tower
                                        1101 Market Street
                                        Philadelphia, Pennsylvania  19107
                                        Facsimile number: (215) 238-3284
                                                          (215) 238-3282

                                        JPMORGAN CHASE BANK,
                                          as Administrative Agent

                                        By:___________________________
                                           Name:
                                           Title:
                                        270 Park Avenue
                                        New York, NY 10017
                                        Telex: 129100
                                        Facsimile: (212) 270-7138

                                        Participants
                                        ------------

                                        JPMORGAN CHASE BANK


                                        By:___________________________
                                           Name:
                                           Title:


                                        CITIBANK, N.A.


                                        By:___________________________
                                           Name:
                                           Title:


                                        WACHOVIA BANK, N.A.


                                        By:___________________________
                                           Name:
                                           Title:


                                        BANK ONE, N.A. (MAIN OFFICE
                                        CHICAGO)


                                        By:___________________________
                                           Name:
                                           Title:


                                        CREDIT LYONNAIS NEW YORK
                                        BRANCH


                                        By:___________________________
                                           Name:
                                           Title:

                                        FLEET NATIONAL BANK

                                        By:___________________________
                                           Name:
                                           Title:


                                        PNC BANK, NATIONAL ASSOCIATION

                                        By:___________________________
                                           Name:
                                           Title:

                              COMMITMENT SCHEDULE

LENDER                                                   COMMITMENT

Administrative Agent
JPMorgan Chase Bank                                      $240,000,000

Lenders
   Citibank, N.A.                                        $120,000,000
   Wachovia Bank, N.A.                                   $120,000,000
   Bank One, N.A. (Main Office Chicago)                  $ 30,000,000
   Credit Lyonnais New York Branch                       $ 30,000,000
   Fleet National Bank                                   $ 30,000,000
   PNC Bank, National Association                        $ 30,000,000

Total:                                                   $600,000,000

                                PRICING SCHEDULE

     "Euro-Dollar Margin" means, for any day, the sum of (i) rate per annum set forth below in the column corresponding to the Pricing Level that applies on such day plus (ii) on any date six months or more after the Borrowing Date, 0.25% plus (iii) on any date nine months or more after the Borrowing Date, an additional 0.25%:


            Level I      Level II        Level III        Level IV
            -------      --------        ---------        --------

            1.125%        1.375%          1.625%           1.875%


     For purposes of this Schedule, the following terms have the following meanings:

     "Level I Pricing" applies on any day on which the Parent Guarantor's long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's.

     "Level II Pricing" applies on any day on which (i) the Parent Guarantor's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's and
(ii) no better Pricing Level applies.

     "Level III Pricing" applies on any day on which (i) the Parent Guarantor's long-term debt is rated BB+ or higher by S&P and Ba1 or higher by Moody's and
(ii) no better Pricing Level applies.

     "Level IV Pricing" applies on any day if no other Pricing Level applies on such day.

     "Pricing Level" refers to the determination of which of Level I, Level II, Level III or Level IV Pricing applies on any day. A "better" Pricing Level is one with a lower roman numeral.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Parent Guarantor without third-party credit enhancement, and any rating assigned to any other debt security of the Parent Guarantor shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day.

                                                                       EXHIBIT A


                                           NOTE

                                              New York, New York
                                              November 30, 2001


     For value received, ARAMARK Services, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of __________________________ (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan provided by the Lender to the Borrower pursuant to the Loan Agreement referred to below on November 29, 2002. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of JPMorgan Chase Bank, 52 Broadway, New York, New York.

     All Loans provided by the Lender, the respective types thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

     This note is one of the Notes referred to in the Bridge Loan Agreement dated as of November 30, 2001 among the Borrower, ARAMARK Corporation, as the Parent Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent (as the same may be amended from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                        ARAMARK SERVICES, INC.


                                        By: ________________________
                                            Name:
                                            Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------

                        AMOUNT               TYPE             AMOUNT OF            NOTATION
                          OF                  OF              PRINCIPAL            MADE BY
      DATE               LOAN                LOAN               REPAID
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------

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

                                                                       EXHIBIT B


                                  OPINION OF
                 GENERAL COUNSEL OR ASSOCIATE GENERAL COUNSEL
                   OF THE BORROWER AND THE PARENT GUARANTOR

                                                               November 30, 2001

To the Lenders and the Administrative Agent
c/o JPMorgan Chase Bank, as
Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

     I am General Counsel of ARAMARK Services, Inc. ( "ARAMARK Services" or the "Borrower"), and of ARAMARK Corporation (the "Parent Guarantor") and am familiar with (i) the Bridge Loan Agreement (the "Loan Agreement") dated as of November 30, 2001 among the Borrower, the Parent Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent, and (ii) the Subsidiary Guaranty Agreement. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed, for purposes of this opinion, that the Lenders and the Administrative Agent have all requisite power and authority and have taken all necessary corporate action to enter into the Loan Agreement and to effect any transaction contemplated thereby. This opinion is limited to the federal laws of the United States, the laws of the States of Pennsylvania and New York and the corporation law of the State of Delaware. As to matters pertaining to the laws of any other State, I do not purport to practice law therein or be an expert on the laws thereof and have relied on my general familiarity and experience with pertinent opinions in similar transactions and relevant statutes and case law. As to the due incorporation and good standing of the Subsidiaries of the Parent Guarantor under the laws of any State, I have relied on certificates of public officials of such State and have no reason to believe that any such Subsidiary is not duly incorporated or in good standing in such
State.   For purposes of this opinion, "Material Debt" means all Debt of the
Parent Guarantor, the Borrower or any of their respective Subsidiaries, other than any such Debt having an outstanding principal amount of $1,000,000 or less and aggregating, together with all other such Debt, not more than $10,000,000 in outstanding principal amount.

     Upon the basis of the foregoing, I am of the opinion that:

     1. Each of the Borrower and the Parent Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted.

     2. The execution, delivery and performance (a) of the Loan Agreement by the Borrower and the Parent Guarantor, (b) of the Notes by the Borrower and (c) of the Subsidiary Guaranty Agreement by the Parent Guarantor, the Borrower and each of the Subsidiaries of the Parent Guarantor listed on the signature pages of the Subsidiary Guaranty Agreement (the "Subsidiary Guarantors" and with the Borrower and the Parent Guarantor, collectively, the "Obligors") are within the respective corporate powers of the Obligors, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the charter or by-laws of any Obligor or of any agreement or instrument relating to Material Debt or any other agreement, judgment, injunction, order, decree or other instrument binding upon any Obligor material to the business of the Parent Guarantor and its Subsidiaries, considered as a whole, or result in the creation or imposition of any Lien on any asset of any Obligor or any of their respective Subsidiaries.

     3. The Loan Agreement constitutes a valid and binding agreement of the Borrower and the Parent Guarantor, and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     4. The Subsidiary Guaranty Agreement constitutes a valid and binding agreement of the Borrower, the Parent Guarantor and each Subsidiary of the Parent Guarantor listed on the signature pages thereof, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. I have assumed for purposes of the foregoing opinion that, in light of the limitations set forth in Section 2.03 of the Subsidiary Guaranty Agreement and other relevant considerations, a court would conclude that a fraudulent conveyance has not occurred.

     5. To the best of my knowledge after due inquiry, there is no action, suit or proceeding pending or threatened against the Parent Guarantor, the Borrower or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would affect the business, financial position or results of operations of the Parent

Guarantor and its Subsidiaries, considered as a whole, in a manner material and adverse to the creditworthiness of the Obligors, considered as a whole, or which in any manner questions the validity or enforceability of any Financing Document.

     6. Each Obligor (other than the Parent Guarantor and the Borrower) is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     7. None of the Obligors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In giving the foregoing opinion, I express no opinion as to the effect (if any) of any law of any jurisdiction in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

                                             Very truly yours,

                                                                       EXHIBIT C

                                  OPINION OF
                    DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                         FOR THE ADMINISTRATIVE AGENT

                                                                [Effective Date]

To the Lenders and the Administrative Agent
c/o JPMorgan Chase Bank,
    as Administrative Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

     We have participated in the preparation of the Bridge Loan Agreement (the "Loan Agreement") dated as of November 30, 2001 among ARAMARK Services Inc., a Delaware corporation ("ARAMARK Services"or the "Borrower"), ARAMARK Corporation, a Delaware corporation (the "Parent Guarantor"), the Lenders party thereto (the "Lenders") and JPMorgan Chase Bank, as Administrative Agent (the "Administrative Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(k) of the Loan Agreement. Terms defined in the Loan Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In addition, in connection with certain questions of fact, we have relied upon representations and certificates of officers of the Company.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by the Borrower and the Parent Guarantor of the Loan Agreement and by the Borrower of the Notes are within the respective corporate powers of the Parent Guarantor and the Borrower and have been duly authorized by all necessary corporate action.

     2. The Loan Agreement constitutes a valid and binding agreement of the Borrower and the Parent Guarantor, and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                             Very truly yours,

                                                                       EXHIBIT D

                         SUBSIDIARY GUARANTY AGREEMENT

                                  dated as of

                               November 30, 2001

                                     among

                            ARAMARK SERVICES, INC.,

                              ARAMARK CORPORATION

                                      and

                 THE SUBSIDIARY GUARANTORS REFERRED TO HEREIN

                         SUBSIDIARY GUARANTY AGREEMENT

     AGREEMENT dated as of November 30, 2001 among ARAMARK Services, Inc., a Delaware corporation ("ARAMARK Services" or the "Borrower"), ARAMARK Corporation, a Delaware corporation (the "Parent Guarantor"), and each of the Subsidiary Guarantors listed on the signature pages hereof under the caption "Subsidiary Guarantors" and each Person that shall, at any time after the date hereof, become an additional "Subsidiary Guarantor" pursuant to Section 3.01 hereof (collectively, the "Subsidiary Guarantors").

     WHEREAS, the Borrower and the Parent Guarantor have entered into a Bridge Loan Agreement (as the same may be amended from time to time, the "Loan Agreement") dated as of November 30, 2001 among the Borrower, the Parent Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent, pursuant to which the Borrower is entitled, subject to certain conditions, to borrow up to $600,000,000 and pursuant to which the payment when due of all principal, interest and other amounts thereunder is guaranteed by the Parent Guarantor;

     WHEREAS, as a condition to the effectiveness of the Loan Agreement, each of the entities listed on Schedule I hereto and each Wholly Owned Domestic Material Subsidiary of the Parent Guarantor is required to execute and deliver to the Administrative Agent, on behalf of the Lenders, a Subsidiary Guaranty Agreement whereby such entity or Wholly Owned Domestic Material Subsidiary shall guarantee the payment when due of all principal, interest, and other amounts that shall be at any time payable by the Borrower under the Loan Agreement; and

     WHEREAS, in conjunction with the transactions contemplated by the Loan Agreement and in consideration of the financial and other support that the Borrower and the Parent Guarantor have provided, and such financial and other support as the Borrower and the Parent Guarantor may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders to enter into the Loan Agreement, the Subsidiary Guarantors are willing to guarantee the obligations of the Borrower thereunder;

     NOW, THEREFORE, the parties hereto agree as follows:


                                   Article 1
                                  Definitions

     Section 1.01. Definitions. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined.


                                   Article 2
                                  Guarantees

     Section 2.01. Guarantees. Subject to Section 2.03, the Subsidiary Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee to the Lenders, and to each of them, the due and punctual payment of all present and future indebtedness of the Borrower evidenced by or arising out of the Financing Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes, the due and punctual payment of all other sums now or hereafter owed by the Borrower under any Financing Document as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. In case of failure by the Borrower punctually to pay the indebtedness guaranteed hereby, the Subsidiary Guarantors, subject to Section 2.03, hereby jointly, severally and unconditionally agree to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower.

     Section 2.02. Guarantees Unconditional. The obligations of each Subsidiary Guarantor under this Article 2 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document, by operation of law or otherwise;

          (b) any modification or amendment of or supplement to any Financing Document;

          (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of any other Obligor under any Financing Document;

          (d) any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document;

          (e) the existence of any claim, set-off or other rights which any Subsidiary Guarantor may have at any time against any other Obligor, the Administrative Agent, any Lender or any other Person, whether or not arising in connection with the Financing Documents, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other

     Obligor of the principal of or interest on any Note or any other amount payable by any other Obligor under the Financing Documents; or

          (g) any other act or omission to act or delay of any kind by any other Obligor, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the obligations of any Subsidiary Guarantor under this Article 2.

     Section 2.03. Limit of Liability. Each Subsidiary Guarantor shall be liable under this Agreement only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

     Section 2.04. Discharge; Reinstatement in Certain Circumstances.   (a)
Subject to Section 2.03 and paragraph (b) of this Section 2.04, each Subsidiary Guarantor's obligations under this Article 2 shall remain in full force and effect, except as otherwise agreed with the consent of the Required Lenders, until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, each Subsidiary Guarantor's obligations under this Article 2 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     (b) In the event that any capital stock of any Subsidiary Guarantor shall be disposed of with the effect that such Subsidiary Guarantor shall cease to be a Subsidiary of the Parent Guarantor, such Subsidiary Guarantor shall be released and discharged from any obligation under this Agreement; provided that no such disposition shall be made unless, immediately after such disposition, and giving effect thereto, no Event of Default shall have occurred and be continuing; and provided further that such Subsidiary Guarantor's obligations under this Agreement shall be immediately reinstated if at any time after such disposition it becomes a Subsidiary of the Parent Guarantor. The obligations hereunder of any Subsidiary Guarantor the capital stock of which has been so disposed of shall be unenforceable for so long as it shall be released and discharged of its obligations pursuant to this Section 2.04(b).

     Section 2.05. Waiver. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

     Section 2.06. Subrogation and Contribution. Each Subsidiary Guarantor irrevocably waives, until such time as all amounts under the Financing Documents have been indefeasibly paid in full, any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment.

     Section 2.07. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Financing Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Financing Documents shall nonetheless be payable by each Subsidiary Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the requisite number of Lenders.


                                   Article 3
               Covenant of the Company and the Parent Guarantor

     Section 3.01. Additional Subsidiary Guarantors. The Parent Guarantor and the Borrower jointly and severally agree to cause each Person that shall, at any time after the date hereof, become a Wholly Owned Domestic Material Subsidiary of the Parent Guarantor to enter into this Agreement not later than 30 days after the date on which such Person shall have become a Wholly Owned Domestic Material Subsidiary.


                                   Article 4
                                 Miscellaneous

     Section 4.01. Additional Subsidiary Guarantors. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof (or, in the case of any Subsidiary Guarantor as to which no such address or telex or facsimile number is so set forth, to it at the address or telex or facsimile number of the Parent Guarantor set forth on the signature pages hereof) or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the appropriate answerback is received, (ii) if given by mail, five days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 4.01.

     Section 4.02. No Waiver. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 4.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Parent Guarantor, the Borrower, each Subsidiary Guarantor and the Administrative Agent with the prior written consent of the Required Lenders.

     Section 4.04. New York Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York. Each of the Subsidiary Guarantors hereby agrees to be bound by each of Article 10 and
Section 11.10 of the Loan Agreement to the same extent as if it were a party thereto.

     Section 4.02. Successors and Assigns. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Subsidiary Guarantor may assign or transfer any of its rights or obligations under this Agreement.

     Section 4.02. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Administrative Agent shall have received a counterpart hereof signed by the Borrower, the Parent Guarantor and one or more of the Subsidiary Guarantors. Thereafter, upon execution and delivery of this Agreement on behalf of any other Subsidiary Guarantor, this Agreement shall become effective with respect to such Subsidiary Guarantor as of the date of such delivery.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                         ARAMARK SERVICES, INC.


                                         By: __________________________
                                             Title:
                                             ARAMARK Tower
                                             1101 Market Street
                                             Philadelphia, Pennsylvania 19107
                                             Facsimile number: (215) 238-3284
                                                               (215) 238-3282



                                         ARAMARK CORPORATION


                                         By: __________________________
                                             Title:
                                             ARAMARK Tower
                                             1101 Market Street
                                             Philadelphia, Pennsylvania 19107
                                             Facsimile number:  (215) 238-3284
                                                                (215) 238-3282

                             SUBSIDIARY GUARANTORS



                                ARAMARK EDUCATIONAL GROUP, INC.



                                By: ________________________
                                    Title:



                                ARAMARK ORGANIZATIONAL SERVICES, INC.



                                By: ________________________
                                    Title:



                                ARAMARK HEALTHCARE SUPPORT SERVICES, INC.



                                By: ________________________
                                    Title:



                                ARAMARK SPORTS AND ENTERTAINMENT GROUP, INC.



                                By: ________________________
                                    Title:


                                ARAMARK REFRESHMENT SERVICES, INC.



                                By: ________________________
                                    Title:

                               ARAMARK SENIOR NOTES COMPANY


                               By: ________________________
                                   Title:


                               ARAMARK UNIFORM & CAREER APPAREL, INC.


                               By: ________________________
                                   Title:


                               ARAMARK UNIFORM & CAREER APPAREL GROUP, INC.


                               By: ________________________
                                   Title:

                                                        Schedule I

                             SUBSIDIARY GUARANTORS

     ARAMARK EDUCATIONAL GROUP, INC.

     ARAMARK ORGANIZATIONAL SERVICES, INC.

     ARAMARK HEALTHCARE SUPPORT SERVICES, INC.

     ARAMARK SPORTS AND ENTERTAINMENT GROUP, INC.

     ARAMARK REFRESHMENT SERVICES, INC.

     ARAMARK SENIOR NOTES COMPANY

     ARAMARK UNIFORM & CAREER APPAREL, INC.

     ARAMARK UNIFORM & CAREER APPAREL GROUP, INC.

                                                                       EXHIBIT E

                            MANAGEMENT EQUITY NOTE

             THIS NOTE IS NOT TRANSFERABLE UNLESS AS A CONDITION
         PRECEDENT TO THE EFFECTIVENESS OF ANY TRANSFER THE PAYEE HAS
              OBTAINED THE WRITTEN CONSENT OF THE COMPANY AS TO
                            THE PROPOSED TRANSFER.

                                                                     $__________
                                                      Philadelphia, Pennsylvania
                                                                        _____,19


                         SUBORDINATED INSTALLMENT NOTE

     1. For value received, ARAMARK CORPORATION (formerly The ARA Group, Inc. and ARA Holding Company), a Delaware corporation (the "Company"), hereby
promises to pay to                 (the "Payee") the sum of $     in     equal,
annual installments of   $ and one final installment of $     on each
[April/October] 15 commencing on [April/October] 15, 19 , and to pay simple interest at the rate of % per annum on the unpaid balance thereof, semi-annually in arrears on each April 15 and October 15.

     2. The Payee may not sell, assign or otherwise transfer or encumber any portion of this Note or interest herein without first procuring the written consent of the Company, which consent the Company is under no obligation to provide. No transfer of this Note shall be effective unless such transfer is in compliance with the foregoing, including the requirements set forth in the legend provided for above.

     3. Both the principal of this Note and interest thereon are payable in lawful money of the United States of America at 1101 Market Street, Philadelphia, PA 19107, or such address of any subsequent principal executive office of the Company within the United States of America as the Company shall designate in writing to the Payee, or at the option of the Company, by check mailed to the Payee at such address for the Payee as is indicated on the books of the Company.

     4. This Note may be prepaid in full, or in part, any time, without premium or penalty. All prepayments shall be applied first to accrued interest and then to installments of principal in the order of their maturities.

     5. The indebtedness evidenced by this Note and the payment of the principal of and interest on this Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness.

     5.1 "Senior Indebtedness" means the principal of, premium, if any, interest and any other amounts due on (1) all Indebtedness incurred, assumed or guaranteed by the Company, either before or after the date hereof, (excluding any debt which by the terms of the instrument creating or evidencing the same is not superior in right of payment to this Note), including, without limitation, (a) any amount payable with respect to any lease, conditional sale or installment sale agreement or other financing instrument or agreement which in accordance with generally accepted accounting principles is, at the date hereof or at the time the lease, conditional sale or installment sale agreement or other financing instrument or agreement is entered into, or assumed or guaranteed by, directly or indirectly, the Company, required to be reflected as a liability on the face of the balance sheet of the Company, (b) any amounts payable in respect to any interest rate exchange agreement, currency exchange agreement or similar agreement and (c) any subordinated indebtedness of a corporation merged with or into or acquired by the Company; and (2) any renewals or extensions or refunding of any such Senior Indebtedness or evidences of indebtedness issued in exchange for such Senior Indebtedness.

     5.2 "Indebtedness" means (a) all items, except items of capital stock or of surplus or of general contingency reserves or of reserves for deferred income taxes, which in accordance with generally accepted accounting principles in effect on the date hereof should be included in determining total liabilities as shown on the liability side of a balance sheet of the Company as at the date of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by the Company, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which the Company has directly or indirectly guaranteed, endorsed, discounted or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which the Company has agreed to supply or advance funds or otherwise to become liable directly or indirectly with respect thereto, including, without limitation, indebtedness arising out of the sale or transfer of accounts or notes receivable or any moneys due or to become due.

     6. In the event of any dissolution, winding up, liquidation or reorganization of the Company (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any readjustment of debt, arrangement or composition among creditors or any other marshalling of the assets and liabilities of the Company or otherwise), then holders of Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment or distribution, directly or indirectly (including by way of set off) is made upon the principal of or interest on this Note, and to that end the holders of Senior Indebtedness shall be entitled to receive in payment thereof any payment or distribution of assets of the Company, whether in cash or property or securities, which may be payable or deliverable in any such proceeding in respect of this Note. The Payee irrevocably authorizes, empowers and directs all receivers, custodians, trustee, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries. Notwithstanding any statute, including without limitation the Federal Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary, the right of the holders of the Senior Indebtedness to have all of the Senior Indebtedness paid and satisfied in full prior to the payment of any amounts due the payee under this Note shall include, without limitation, the right of the holders of the Senior Indebtedness to be paid in full all interest accruing on the Senior Indebtedness due them after the filing of any petition by or against the Company in connection with any bankruptcy or similar proceeding or any other proceeding referred to in paragraph 6 hereof, prior to the payment of any amounts in respect of the Note, including, without limitation, any interest due to the Payee accruing after such date.

     7. No payment, directly or indirectly (including by way of set off), shall be made by the Company with respect to the principal of or interest on this Note if (i) an event of default has happened with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding which if occurring prior to the stated maturity of such Senior Indebtedness, permits holders thereof upon the giving of notice or passage of time, or both, to accelerate the maturity thereof ("Senior Indebtedness Default") and has not been cured, (ii) a payment by the Company to or for the benefit of Payee would, immediately after giving effect thereto, result in a Senior Indebtedness Default, or (iii) full payment of all amounts then due for principal of (or premium, if any), interest or any other amounts due on Senior Indebtedness shall not then have been made or duly provided for. Upon the occurrence of any events described in (i), (ii) or (iii) described above, notwithstanding any event of default under this Note by the Company, the Payee may not accelerate the maturity of all or any portion of this Note, or take any action towards collection of all or any portion of this Note or enforcement of any rights, powers or remedies under this Note, or applicable law until the earlier of the date on which a Senior Indebtedness Default (or in the case of (iii) required payments shall have been duly provided for) have been cured or such Senior Indebtedness has been paid in full.

     8. In the event that, notwithstanding the foregoing, the Company shall make any payment prohibited by Section 6 or 7, then, except as hereinafter in this Section otherwise provided, unless and until any such Senior Indebtedness Default shall have been cured or waived or shall cease to exist, such payment shall be held in trust for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing the Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of such Senior Indebtedness.

     9. Subject to the payment in full of all Senior Indebtedness at the time outstanding, the Payee shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until this Note shall be paid in full, and no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company from the proceeds that would otherwise be payable to the Payee, or by or on behalf of the Payee, shall as between the Company and the Payee, be deemed to be a payment by the Company to or for the account of holders of Senior Indebtedness.

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

     10. No holder of Senior Indebtedness shall be prejudiced in his or her right to enforce subordination of this Note by any act on the part of the Company. The above provisions in regard to subordination are intended solely for the purpose of defining the relative rights of the Payee on the one hand, and the holders of Senior Indebtedness, on the other hand, and nothing contained in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the Payee, the obligation of the Company, which is absolute and unconditional, to pay to the Payee, subject to the rights of the holders of Senior Indebtedness, the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, subject to the rights, if any, under the above subordination provisions, of holders of Senior Indebtedness to receive cash, property or securities of the Company payable in respect thereof.

     11. The principal of this Note and accrued unpaid interest thereon shall (if not already due and payable) upon written demand by the Payee become due and payable forthwith, if there shall have been a default in the payment of any interest on, or principal of, this Note when it becomes due and payable (but only if such payment is not prohibited by the provisions of this Note), and such default shall have continued for a period of 30 days after written notice of such default shall have been given to the Company and shall be continuing at the time of such written demand.

     12. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights under this Note shall operate as a waiver of any rights of the Payee.

     13. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered, or deposited in the mails, first-class, postage prepaid, or delivered to a telegraph office for transmission, if to the Payee, at such address for the Payee as is indicated on the books of the Company or if to the Company, at the address of the principal executive offices of the Company as provided above.

     14.  This Note shall be governed by the laws of the State of Delaware.


                                             ARAMARK CORPORATION



                                             By: _______________________
                                                 Treasurer:

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